UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2011
Juniata Valley Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (717) 436-8211
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Personnel and Compensation Committee of the Board of Director of Juniata Valley Financial Corp. set performance goals and opportunities for cash bonuses payable under the Executive Annual Incentive Plan (EAIP) for the 2011 fiscal year. For fiscal year 2011, the Committee established corporate performance goals for return on average equity (ROAE) and earnings per share (EPS) as the key measures for the EAIP for Marcie A. Barber and JoAnn N. McMinn. In addition to the ROAE and EPS goals, a portion of the EAIP award for Ms. McMinn for fiscal year 2011 will be based upon achieving specific individual performance objectives. The performance goals for fiscal 2011 were set using a performance range beginning at a threshold level, progressing to a target level and up to a maximum level. The following table sets forth the percentages of annual base salary that the Named Executive Officers could earn in fiscal year 2011 upon achievement of the performance goals within the established threshold, target and maximum performance ranges set under the EAIP:
Name and Position
Fiscal Year 2011 EAIP Threshold/Target/Optimum Percent of Base Salary
Marcie A. Barber
President and
Chief Executive Officer
12%/20%/30%
JoAnn N. McMinn
Senior Vice President —
Chief Financial Officer
6.5%/16%/25%
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 10.1 includes details relating to participation and performance factors.

Exhibit No.	Description

10.1	Executive Annual Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.
Date: March 9, 2011	By:	/s/ JoAnn McMinn
Name: JoAnn McMinn
Title: SVP, Chief Financial Officer